EXHIBIT 99.1

David F. Azad Appointed to Board of Directors

PALATINE, Ill., July 28, 2011 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) announced today that David F. Azad has been appointed to the board of directors effective immediately. Mr. Azad is Managing Director of Galen Partners, a growth equity investment firm focused on the healthcare industry. Prior to joining Galen Partners in 2006, he was an Associate Principal in the healthcare practice of McKinsey & Company. Mr. Azad holds an A.B. from Duke University and J.D. from the University of Chicago. Mr Azad is a designee of GCE Holdings LLC, our controlling shareholder, in accordance with the terms of our February 2006 Amended and Restated Voting Agreement with GCE. His appointment fills a vacancy on the board.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits or impediments to abuse and misuse utilizing our proprietary Aversion® and Impede® Technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in the Company's Form 10-Qs, each as filed with the U.S. Securities and Exchange Commission.

CONTACT: Peter A. Clemens
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